UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2014 (July 30, 2014)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 30, 2014, Overland Storage, Inc. (the “Company”) entered into a Patent Cross-License and Settlement Agreement (the “Settlement Agreement”) with BDT Media Automation GmbH (collectively with its subsidiaries and affiliates, “BDT”) pursuant to which the Company settled all claims it has against BDT in connection with the patent infringement lawsuits the Company filed in the United States District Court for the Southern District of California against BDT AG, BDT Products, Inc., BDT-Solutions GmbH & Co. KG; BDT Automation Technology (Zhuhai FTZ) Co., Ltd.; BDT de México, S. de R.L. de C.V. Such settlement includes multi-year agreements, a strategic investment in the Company by BDT, mutual releases of claims by Overland and BDT and a cross-license pursuant to which each party granted to the other an irrevocable, nonexclusive, royalty free, worldwide license to its patents and patent rights related to tape-based solutions. In addition, the Company agreed to dismiss with prejudice Case Number 12-cv-1598-JLS brought by the Company against PivotStor, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description

99.1	Press Release issued July 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: August 4, 2014	/s/ Kurt L. Kalbfleisch
Name: Kurt L. Kalbfleisch Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release issued July 30, 2014